As filed with the U.S. Securities and Exchange Commission on March 6, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARDMORE SHIPPING CORPORATION

(Exact name of Registrant as specified in its charter)

Republic of The Marshall Islands	4412	66-0804797
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Ardmore Shipping Corporation 69 Pitts Bay Road, Hamilton, HM08 Bermuda (441) 405-7800	Seward & Kissel LLP Attention: Robert E. Lustrin, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1420
(Address and telephone number of Registrant’s principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:

Gary J. Wolfe, Esq. Robert E. Lustrin, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200 (telephone number) (212) 480-8421 (facsimile number)	Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 212-450-4000 (telephone number) 212-701-5800 (facsimile number)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-193918

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common shares, $0.01 par value per share	1,150,000	$13.50	$15,525,000	$2,000

(1)	The 1,150,000 common shares being registered in this Registration Statement are in addition to the 6,900,000 common shares registered pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-193918).
(2)	Including 150,000 common shares which may be purchased by the underwriters to cover over-allotments, if any.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-193918) of Ardmore Shipping Corporation (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on March 5, 2014, are incorporated by reference into this Registration Statement.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Exhibits and Financial Statement Schedules

Exhibit Number	Description

5.1	Opinion of Seward & Kissel LLP, Marshall Islands counsel to the Company, as to the validity of the common stock

8.1	Tax Opinion of Seward & Kissel LLP

23.1	Consent of Seward & Kissel LLP (included within Exhibit 5.1)

23.2	Consent of Ernst & Young, independent registered public accounting firm

23.3	Consent of Drewry Maritime Research

24.1	Powers of Attorney incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 (Registration No. 333-193918)

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and Country of Bermuda, on the 5th day of March, 2014.

ARDMORE SHIPPING CORPORATION

By:	/S/ ANTHONY GURNEE
Name:	Anthony Gurnee
Title:	Chief Executive Officer, President and Director

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on March 5, 2014 in the capacities indicated.

Signature	Title

/s/ Anthony Gurnee Anthony Gurnee	Chief Executive Officer, President and Director (Principal Executive Officer)

* Paul Tivnan	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Reginald Jones	Chairman and Director

* Brian Dunne	Director

* Niall McComiskey	Director

* Peter Swift	Director

* Alan Robert Mcilwraith	Director

* Albert Enste	Director

*By:	/S/ ROBERT E. LUSTRIN
Name: Title:	Robert E. Lustrin Attorney-In-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of Ardmore Shipping Corporation in the United States, has signed this Registration Statement on Form F-1 in the City of Newark, State of Delaware, on the 5th day of March, 2014.

AUTHORIZED REPRESENTATIVE

By:	/s/ Puglisi & Associates
Name:	Puglisi & Associates
Title:	Authorized Representative